EXHIBIT 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cheniere Energy, Inc.’s Annual Report on Form 10-K, for the year ended December 31, 2004 and filed with the Securities and Exchange Commission on March 10, 2005, with the inclusion in such Annual Report of our reserve reports incorporated therein, and references to our name in the form and context in which they appear.

/s/ SHARP PETROLEUM ENGINEERING, INC.
SHARP PETROLEUM ENGINEERING, INC.

August 5, 2005

Houston, Texas